SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                 FORM 8-K



                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             January 23, 1995
             ------------------------------------------------
             Date of Report (Date of earliest event reported)


                       NORTHWEST NATURAL GAS COMPANY
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)



     Oregon                  0-994                93-0256722
  -------------           -----------         ------------------
   (State of              (Commission            (IRS Employer
 incorporation)          File Number)         Identification No.)


               220 NW Second Avenue, Portland, Oregon 97209
               --------------------------------------------
                 (Address of principal executive offices)


                              (503) 226-4211
            --------------------------------------------------
            Registrant's telephone number, including area code

Item 5.   Other Events
- -------   ------------

          The following press release was issued January 23, 1995:

          PORTLAND, Ore.-- Northwest Natural Gas Company (Nasdaq Stock Market: NWNG) reported earnings of $1.29 a share for its fourth quarter ended December 31, 1994, up from earnings of $1.05 a share in the same quarter a year earlier. The Company's consolidated earnings applicable to common stock for the fourth quarter were $17.3 million, up 24.7 percent from last year's fourth quarter.

          NWNG earned $1.32 a share from utility operations compared to $1.17 a share in the fourth quarter of 1993. Weather in the fourth quarter was 4 percent colder than average and 2 percent colder than last year.

          "Our strong fourth quarter was the result of the cooler weather, continuing customer growth, and productivity improvements in serving our customers," Robert L. Ridgley, president and chief executive officer, said Monday.

          "In 1994 we grew by 19,211 customers, expanding our customer base by 5.2 percent," said Ridgley. "Our customer additions in the residential and commercial markets were 58 percent due to new construction and 42 percent due to conversions from other fuels, reflecting balanced growth in the vibrant economy of Oregon and southwest Washington."

          "We are especially pleased," Ridgley added, "with the progress of our employees toward achieving two of our corporate key goals in 1994 -- greater productivity in serving existing customers and profitability in adding new ones. These goals will continue to be important, since our customer base has grown at a compound rate of 5.2 percent over the past five years."

          The Company's earnings for the full year 1994 were $2.44 a share, the second highest in history. Earnings included $2.08 a share from utility operations and $0.36 a share from subsidiary operations. The utility's results for the year were depressed by the effects of warm weather in the first and second quarters. Weather conditions in the Company's service territory in 1994 were 10 percent warmer than last year and 7 percent warmer than average.

          Gas sales and transportation to residential, commercial, and industrial firm customers in 1994 were 554 million therms, down from 581 million therms last year. Deliveries to the industrial interruptible market were 436 million therms, down from 463 million therms last year. The Company had 391,638 customers at year-end 1994.

          The Board of Directors of Northwest Natural Gas has declared a quarterly dividend of $0.44 a share on the Company's common stock as well as regular quarterly dividends on its preferred and preference stock. The dividends will be paid on February 15, 1995 to shareholders of record on January 31, 1995.

          NWNG also announced Monday that it plans to offer approximately 1.1 million shares of its Common Stock in the first quarter of 1995, through an underwriting that will be lead-managed by Merrill Lynch & Co. and co-managed by Smith Barney Inc. and A.G. Edwards & Sons, Inc. The net proceeds to be received from the offering will be added to the general funds of the Company and used for corporate purposes, primarily to repay short-term debt incurred to fund the Company's utility construction program.

                         NORTHWEST NATURAL GAS COMPANY
                         Comparative Income Statement
                          (Consolidated - Unaudited)


                             Three Months Ended
                         ---------------------------
                          12/31/94        12/31/93         Increase
                         -----------     -----------       --------
 1.  Total Operating
      Revenues         $124,748,000     $120,763,000     $3,985,000
 2.  Net Income        $ 17,990,000     $ 14,650,000     $3,340,000
*3.  Earnings
      Applicable to
      Common Stock     $ 17,250,000     $ 13,835,000     $3,415,000
 4.  Average Shares
      of Common Stock
      Outstanding        13,381,000       13,152,000        229,000
*5.  Primary Earnings
      Per Share of
      Common Stock            $1.29            $1.05          $0.24

                             Twelve Months Ended
                         ---------------------------      Increase
                         12/31/94          12/31/93       (Decrease)
                        -----------       -----------     ----------
 1.  Total Operating
      Revenues         $368,261,000     $358,717,000    $ 9,544,000
 2.  Net Income        $ 35,461,000     $ 37,647,000    $(2,186,000)
*3.  Earnings
      Applicable to
      Common Stock     $ 32,478,000     $ 34,159,000    $(1,681,000)
 4.  Average Shares
      of Common Stock
      Outstanding        13,295,000       13,074,000        221,000
*5.  Primary Earnings
      Per Share
      of Common Stock         $2.44            $2.61         $(0.17)

- ----------------
*After allowance for preferred and preference stock dividend requirements.

                       NORTHWEST NATURAL GAS COMPANY
                           Financial Highlights
                    (Thousands, except share amounts)
                           Fourth Quarter - 1994

                                     1994
                                     ----
                                Three Months Ended            Year
                      ----------------------------------      Ended
                       Mar 31    Jun 30  Sep 30    Dec 31     Dec 31
                       ------    ------  ------    -------    -------
Operating Revenues    $128,534  $66,505  $48,474  $124,748   $368,261
Operating Margin      $ 72,325  $37,219  $26,922  $ 69,007   $205,473
Operating Expense     $ 35,017  $32,629  $31,578  $ 33,978   $133,202
Operating Income
 (Loss)               $ 37,308  $ 4,590  $(4,656) $ 35,029   $ 72,271
Other Income
 (Expense)            $     71  $ 4,880  $ 3,137  $    494   $  8,582
Interest Charges
 - Net                $  6,177  $ 5,900  $ 6,144  $  6,698   $ 24,919
Net Income (Loss)     $ 18,780  $ 2,465  $(3,774) $ 17,990   $ 35,461
Preferred & Preference
 Dividends            $    740  $   757  $   746  $    740   $  2,983
Earnings (Loss) on
 Common Stock         $ 18,040  $ 1,708  $(4,520) $ 17,250   $ 32,478
Common Shares Outstanding
 End of Period          13,244   13,296   13,348    13,419     13,419
 Average (12 month)     13,127   13,183   13,238    13,295     13,295

Earnings (Loss)
 Per Share               $1.37    $0.13   $(0.34)    $1.29      $2.44
Dividends Paid
 Per Share               $0.44    $0.44    $0.44     $0.44      $1.76

Book Value Per Share    $20.61   $20.32   $19.57    $20.45     $20.45

Market Closing Price   $33.750  $30.000  $32.000   $29.500    $29.500

Total Customers
 (end of period)       377,070  376,809  377,215   391,638    391,638

Gas Deliveries (therms)
 Res. & Comm.
  Customers            170,019   71,555   42,756   170,294    454,624
  (weather sensitive)
   Industrial
  Customers            135,920  128,623  125,197   145,968    535,708
                       -------  -------  -------   -------    -------
Total                  305,939  200,178  167,953   316,262    990,332

Degree Days
 Normal (20-year
  Average)               1,891      701      110     1,622      4,324
 Actual                  1,749      544       39     1,688      4,020

Colder (warmer) normal     (8%)    (22%)    (65%)       4%        (7%)

                         NORTHWEST NATURAL GAS COMPANY
                             Financial Highlights
                      (Thousands, except share amounts)
                             Fourth Quarter - 1994

                                     1993
                                     ----
                                Three Months Ended             Year
                      ----------------------------------       Ended
                       Mar 31   Jun 30   Sep 30    Dec 31     Dec 31
                       ------   ------   ------    -------    -------
Operating Revenues    $128,714  $61,789  $47,451  $120,763   $358,717
Operating Margin      $ 82,116  $40,141  $30,805  $ 66,822   $219,884
Operating Expense     $ 35,700  $31,444  $31,417  $ 37,406   $135,967
Operating Income
 (Loss)               $ 46,416  $ 8,697  $  (612) $ 29,416   $ 83,917
Other Income
 (Expense)            $ (1,230) $ 1,590  $ 1,266  $   (693)  $    933
Interest Charges
 - Net                $  6,357  $ 6,144  $ 6,306  $  6,300   $ 25,107
Net Income (Loss)     $ 24,653  $ 2,767  $(4,423) $ 14,650   $ 37,647
Preferred & Preference
 Dividends            $    956  $   862  $   855  $    815   $  3,488
Earnings (Loss) on
 Common Stock         $ 23,697  $ 1,905  $(5,278) $ 13,835   $ 34,159
Common Shares Outstanding
    End of Period       13,022   13,073   13,127    13,177     13,177
    Average (12 month)  12,205   12,501   12,799    13,074     13,074

Earnings (Loss)
 Per Share               $1.82    $0.15   $(0.40)    $1.05      $2.61
Dividends Paid
 Per Share               $0.43    $0.44    $0.44     $0.44      $1.75

Book Value Per Share    $20.05   $19.79   $18.97    $19.62     $19.62

Market Closing Price   $30.875  $34.000  $37.125   $34.250    $34.250

Total Customers
 (end of period)       358,182  357,289  357,163   372,427    372,427

Gas Deliveries (therms)
    Res. & Comm.
     Customers         197,686   74,012   45,398   164,208    481,304
     (weather sensitive)
   Industrial
    Customers          156,417  134,455  131,665   139,788    562,325
                       -------  -------  -------   -------  ---------
Total                  354,103  208,467  177,063   303,996  1,043,629

Degree Days
    Normal (20-year
     Average)            1,880      704      111     1,618      4,313
    Actual               2,091      595      111     1,655      4,452

Colder (warmer) normal     11%     (15%)      0%        2%         3%

                                 SIGNATURE

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NORTHWEST NATURAL GAS COMPANY
                                -----------------------------
                                          Registrant


                                By        /s/ Bruce R. DeBolt
                                     -------------------------
                                     Bruce R. DeBolt
                                     Senior Vice President and
                                     Chief Financial Officer

Date:  January 23, 1995